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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated September 17, 1997 in the Registration Statement (Form N-1A) of Kemper Horizon Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 33-63467) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7365).




                                              ERNST & YOUNG LLP


Chicago, Illinois
November 12, 1997


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                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Kemper Horizon Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper Horizon 20+ Portfolio, Kemper Horizon 10+ Portfolio and Kemper Horizon 5 Portfolio, comprising Kemper Horizon Fund (the Fund), as of July 31, 1997, the related statements of operations for the year then ended and the statement of changes in net assets and the financial highlights for the year then ended and for the period from December 29, 1995 (commencement of operations) to July 31, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of July 31, 1997, by correspondence with the custodian and brokers.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios comprising Kemper Horizon Fund at July 31, 1997, the results of their operations, the changes in their net assets and the financial highlights for the periods referred to above in conformity with generally accepted accounting principles.



                                              ERNST & YOUNG LLP




Chicago, Illinois
September 17, 1997